UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 1, 2018

ENLINK MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-36340	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300
DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2018, the Board of Directors (the “Company Board”) of EnLink Midstream GP, LLC (the “Company”), the general partner of EnLink Midstream Partners, LP (the “Partnership”), and the Board of Directors (the “Manager Board” and, together with the Company Board, the “Boards”) of EnLink Midstream Manager, LLC (the “Manager”), the managing member of EnLink Midstream, LLC (“ENLC”, and, collectively with the Company, the Partnership, the Manager, and their respective subsidiaries, “EnLink”), approved the grant of certain long-term incentive awards to certain of EnLink’s named executive officers, as described below.  Each of the Compensation Committee of the Company Board and the Governance and Compensation Committee of the Manager Board recommended that the applicable Board approve the awards described herein.

In connection with Mr. Benjamin D. Lamb’s appointment to Executive Vice President and Chief Operating Officer of the Company and the Manager in June 2018, the Company Board and the Manager Board (as applicable) approved the grant of a restricted incentive unit award with a vesting commencement date of August 1, 2018 under each of the EnLink Midstream GP, LLC Long-Term Incentive Plan (As Amended and Restated in 2016) (the “GP LTIP”) and the EnLink Midstream, LLC 2014 Long-Term Incentive Plan (the “ENLC LTIP”), in each case, in an amount equal to $500,000 (“Mr. Lamb’s Awards”).  The Boards approved Mr. Lamb’s Awards on August 1, 2018.  The terms and conditions of Mr. Lamb’s Awards are consistent with the awards made in the fiscal year ended December 31, 2017 to the Company’s and the Manager’s named executive officers, as described in each of the Partnership’s Annual Report on Form 10-K (the “Partnership 2017 10-K”) and ENLC’s Annual Report on Form 10-K (the “ENLC 2017 10-K”, and, together with the Partnership 2017 10-K, the “2017 10-Ks”), respectively (each filed with the Securities and Exchange Commission on February 21, 2018), except that Mr. Lamb’s Awards will include vesting provisions based upon 50% of each award vesting at the expiration of a two-year vesting period and the remaining 50% of each award vesting at the expiration of a three-year vesting period.

Also on August 1, 2018, in order to ensure that EnLink provides opportunities to align and drive performance of its named executive officers in support of its strategic objectives and to reward, attract, and motivate highly qualified talent with the skills and competencies required for EnLink’s success, the Company Board and the Manager Board (as applicable) approved the grant of restricted incentive unit awards with a vesting commencement date of August 1, 2018 under each of the GP LTIP and the ENLC LTIP to: (i) Mr. Michael J. Garberding, in each case, in the amount of $1,750,000; (ii) Mr. Lamb, in each case, in the amount of $875,000; (iii) Mr. Eric D. Batchelder, in each case, in the amount of $700,000 (collectively, the “Awards”).  The terms and conditions of the Awards are consistent with the awards made in the fiscal year ended December 31, 2017 to the Company’s and the Manager’s named executive officers, as described in each of the 2017 10-Ks except that the Awards will include vesting provisions based upon 50% of each award vesting at the expiration of a two-year vesting period and the remaining 50% of each award vesting at the expiration of a three-year vesting period.

Mr. McMillan Hummel, former Executive Vice President/Business Unit President, departed the Company and the Manager effective August 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM PARTNERS, LP

	By:	EnLink Midstream GP, LLC,
its General Partner

Date: August 3, 2018	By:	/s/ Eric D. Batchelder
Eric D. Batchelder
Executive Vice President and
Chief Financial Officer